UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 11, 2004

                           Zarlink Semiconductor Inc.
             (Exact name of Registrant as specified in its charter)

            Canada                          1-8139                 None
(Jurisdiction of incorporation)      (Commission File No.)     (IRS Employer
                                                             Identification No.)

                                 400 March Road
                         Ottawa, Ontario, Canada K2K 3H4
                    (Address of principal executive offices)

                  Registrant's telephone number: (613) 592-0200

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Current Report on Form 8-K, dated November 11, 2004, is being filed to provide an update of the appointment of the new director, Mr. Roberson, to the Compensation and Human Resources Development Committee of the Board of Directors.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective November 11, 2004, Kent Plumley resigned from the Board of Directors of the Company. At the time of his resignation, Mr. Plumley served on the Nominating and Corporate Governance Committee and the Compensation and Human Resources Development Committee of the Board.

      On November 11, 2004, Dennis A. Roberson was appointed to the Board of Directors. Mr. Roberson was subsequently appointed to the Compensation and Human Resources Development Committee of the Board of Directors.

      A copy of the press release announcing Mr. Plumley's resignation and Mr. Roberson's appointment to the Board of Directors is being furnished as Exhibit
99.1 to this report and incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Zarlink Semiconductor Inc.

Dated: December 2, 2004               By: /s/  Donald G. McIntyre
                                          --------------------------------------
                                          Donald G. McIntyre
                                          Senior Vice President Human Resources,
                                          General Counsel & Secretary